Exhibit 99.1

Cambium Networks Reports Third Quarter 2020 Financial Results

•	Record revenues of $73.0 million, increased 17% sequentially, up 11% year-over-year
•	Gross margin of 49.4%, non-GAAP(1) gross margin of 49.7%
•	Record net income of $5.6 million or $0.21 per diluted share, record non-GAAP(1) net income of $7.8 million or $0.29 per diluted share
•	Adjusted EBITDA(1) of $11.4 million or 15.6% of revenues
•	Net cash provided by operating activities $16.4 million
•	Launched breakthrough 60 GHz cnWave fixed wireless broadband, offering multi-gigabit performance at a fraction of the cost of fiber

ROLLING MEADOWS, IL., Nov. 5, 2020 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the third quarter 2020 ended September 30, 2020.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2020	Q2 2020	Q3 2019	Q3 2020	Q2 2020	Q3 2019
Revenues	$73.0	$62.3	$65.7	$73.0	$62.3	$65.7
Gross margin	49.4%	48.9%	48.4%	49.7%	49.2%	48.7%
Operating margin	10.0%	7.7%	6.3%	14.6%	10.4%	8.8%
Adjusted EBITDA margin				15.6%	12.3%	10.3%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter ended September 30, 2020.

“We delivered record revenues and profitability during the third quarter 2020 as demand for wireless broadband connectivity continued to grow,” said Atul Bhatnagar, president and CEO. “We had strong demand across our technology portfolio as Cambium is at the forefront of closing the digital divide with the support of our customers and partners. This need for fixed wireless broadband infrastructure and technology upgrades to new gigabit wireless solutions is now rolling-out with our cloud powered enterprise Wi-Fi 6 solutions, 60 GHz millimeter wave products, CBRS solutions, and during 2021 with our new 5G solutions.”

Bhatnagar continued, “Cambium is one of the few, if not the only wireless company deploying a multi-gigabit wireless fabric under a single pane of glass. With the addition of our new 60 GHz millimeter wave solutions, Cambium is changing the economics of broadband by bringing cost-effective access at multi-gigabit wireless speeds to homes and businesses everywhere. Given our new product momentum, we expect a strong finish to the calendar year and are very well positioned for our next stage of growth.”

Revenues of $73.0 million for the third quarter 2020 increased $7.3 million year-over-year as a result of strong demand for Point-to-Multi-Point products, and increased Point-to-Point revenues from improved federal busines. Revenues for the third quarter 2020 increased by $10.7 million compared to $62.3 million for the second quarter 2020, due to a recovery in Point-to-Point revenues from increased federal purchases, higher Point-to-Multi-Point revenues due to service providers continuing to scale networks due to requests for increased capacity, and a strong recovery in enterprise Wi-Fi solutions driven by improved field deployments and the transition to Wi-Fi 6 solutions.

GAAP gross margin for the third quarter 2020 was 49.4%, compared to 48.4% for the third quarter 2019, and 48.9% for the second quarter 2020. GAAP operating income for the third quarter 2020 was $7.3 million, compared to $4.1 million for the third quarter 2019, and $4.8 million for the second quarter 2020. Record GAAP net income for the third quarter 2020 was $5.6 million, or net earnings of $0.21 per diluted share, compared to $2.0 million, or $0.08 per diluted share for the third quarter 2019, and $3.3 million, or net earnings of $0.13 per diluted share for the second quarter 2020.

Non-GAAP gross margin for the third quarter 2020 was 49.7%, compared to 48.7% for the third quarter 2019, and 49.2% for the second quarter 2020. Non-GAAP operating income for the third quarter 2020 was $10.6 million, compared to $5.8 million for the third quarter 2019, and $6.5 million for the second quarter 2020. Non-GAAP net income for the third quarter 2020 was a record $7.8 million, or $0.29 per diluted share, compared to $3.7 million, or $0.15 per diluted share for the third quarter 2019, and $4.3 million, or $0.16 per diluted share for the second quarter 2020. For the third quarter 2020, adjusted EBITDA was $11.4 million or 15.6% of revenues, compared to adjusted EBITDA of $6.8 million or 10.3% of revenues for the third quarter 2019, and $7.7 million or 12.3% of revenues for the second quarter 2020.

Cash provided by operating activities was $16.4 million for the third quarter 2020, compared to cash used in operating activities of $11.8 million for the third quarter 2019, and $26.2 million cash provided by operating activities for the second quarter 2020. Cash totaled $50.1 million as of September 30, 2020, $31.2 million higher than September 30, 2019, due primarily to higher earnings, strong working capital management from lower inventories, reduced accounts receivable, and lower interest payments due to a reduction in long-term debt. The increase in cash balance of $12.7 million from June 30, 2020 was primarily the result of an increase in net income and improved working capital management.

Third Quarter 2020 Highlights

•	Record revenues of $73.0 million, up 17% sequentially, an increase of 11% year-over-year.
•	Record GAAP net income of $5.6 million or $0.21 per diluted share, record non-GAAP net income of $7.8 million or $0.29 per diluted share.
•	Adjusted EBITDA of $11.4 million or 15.6% of revenues, compared to $6.8 million or 10.3% of revenues for the third quarter 2019, and $7.7 million or 12.3% of revenues for the second quarter 2020.
•	Net cash provided by operating activities $16.4 million.

•	Increased new channel partners by over 2,100 year-over-year, an increase of 33%.
•	Devices under cnMaestro® Cloud management increased 47% year-over-year.
•	Launched breakthrough 60 GHz cnWave fixed wireless broadband, offering multi-gigabit performance at a fraction of the cost of fiber.

Fourth Quarter 2020 Financial Outlook

Taking into account our current visibility, the financial outlook as of November 5, 2020 for the fourth quarter ending December 31, 2020 is expected to be as follows:

•	Revenues between $74.0-$78.0 million
•	GAAP gross margin between 48.9%-50.0%; and non-GAAP gross margin between 49.2%-50.2%
•	GAAP operating income between $7.3-$9.1 million; and non-GAAP operating income between $9.3-$11.0 million
•	Interest expense, net of approximately $1.4 million
•	GAAP net income between $5.0-$6.1 million or between $0.18 and $0.22 per diluted share; and non-GAAP net income between $6.5-$7.6 million or between $0.24 and $0.28 per diluted share
•	Adjusted EBITDA between $10.3-$11.9 million; and adjusted EBITDA margin between 13.9%-15.3%
•	GAAP taxes between 16.0%-19.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 27.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million
•	Cash flow interest expense: approximately $0.9 million
•	Capital expenditures: $1.3-$1.7 million

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, Nov. 5, 2020. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1 (470) 495-9483 for international callers, referencing conference ID number

3814699. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1 (855) 859-2056 in the U.S. or Canada and +1 (404) 537-3406 for international callers, using the conference ID number 3814699.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors on Tuesday Nov. 10, 2020 at the JMP Securities Small Cap Tech Forum; Wednesday, Nov. 11 at the ROTH Capital Virtual Technology event; on Tuesday, Nov. 17, 2020 at the Needham Virtual Networking, Security, and Communications Conference; at the Raymond James Virtual Technology Conference on Tuesday Dec. 8, 2020; and at the Oppenheimer 5G Summit on Tuesday Dec. 15, 2020. All conferences will be held virtually. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks empowers millions of people with wireless connectivity worldwide. Its wireless portfolio is used by commercial and government network operators as well as broadband service providers to connect people, places and things. With a single network architecture spanning fixed wireless and Wi-Fi, Cambium Networks enables operators to achieve maximum performance with minimal spectrum. End-to-end cloud management transforms networks into dynamic environments that evolve to meet changing needs with minimal physical human intervention. Cambium Networks empowers a growing ecosystem of partners who design and deliver gigabit wireless solutions that just work.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2019 Form 10-K filed with the Securities and Exchange Commission on March 23, 2020, and most recent Form 10-Q filed on August 12, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our expectations regarding outstanding litigation; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues	$72,971	$62,254	$65,703
Cost of revenues	36,902	31,782	33,871
Gross profit	36,069	30,472	31,832
Gross margin	49.4%	48.9%	48.4%
Operating expenses
Research and development	10,213	9,299	9,895
Sales and marketing	8,293	8,035	10,363
General and administrative	8,604	6,625	5,996
Depreciation and amortization	1,643	1,700	1,449
Total operating expenses	28,753	25,659	27,703
Operating income	7,316	4,813	4,129
Operating margin	10.0%	7.7%	6.3%
Interest expense, net	1,259	1,525	2,105
Other expense (income), net	318	(22)	61
Income before income taxes	5,739	3,310	1,963
Provision (benefit) for income taxes	144	(2)	3
Net income	$5,595	$3,312	$1,960

Earnings per share
Basic	$0.22	$0.13	$0.08
Diluted	$0.21	$0.13	$0.08
Weighted-average number of shares outstanding to compute earnings per share
Basic	25,691,357	25,683,289	25,634,417
Diluted	26,346,730	25,789,830	25,634,417

Share-based compensation included in costs and expenses:
Cost of revenues	$16	$18	$14
Research and development	396	422	199
Sales and marketing	251	243	374
General and administrative	291	257	241
Total share-based compensation expense	$954	$940	$828

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets
Cash	$50,120	$19,346
Accounts receivable, net of allowance	53,866	58,628
Inventories, net	29,054	41,670
Recoverable income taxes	361	—
Prepaid expenses	4,036	5,323
Other current assets	5,074	4,350
Total current assets	142,511	129,317
Noncurrent assets
Property and equipment, net	7,627	8,314
Software, net	3,045	3,395
Operating lease assets	5,494	6,872
Intangible assets, net	13,446	15,100
Goodwill	9,842	8,552
Deferred tax assets, net	1,276	929
Other noncurrent assets	291	—
TOTAL ASSETS	$183,532	$172,479
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$25,107	$25,214
Accrued liabilities	19,771	15,034
Employee compensation	9,169	4,652
Current portion of long-term external debt, net	9,454	9,454
Deferred revenues	6,731	7,430
Other current liabilities	6,218	6,084
Total current liabilities	76,450	67,868
Noncurrent liabilities
Long-term external debt, net	47,068	54,158
Deferred revenues	4,278	4,852
Noncurrent operating lease liabilities	3,689	5,335
Deferred tax liabilities, net	—	337
Other noncurrent liabilities	1,451	—
Total liabilities	132,936	132,550
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2019 and September 30, 2020; 25,753,603 issued and 25,672,983 outstanding at December 31, 2019; 25,791,702 shares issued and 25,700,741 outstanding at September 30, 2020	3	3
Additional paid in capital	107,641	104,773
Treasury shares, at cost, 80,620 shares at December 31, 2019 and 90,961 shares at September 30, 2020	(1,063)	(1,094)
Accumulated deficit	(55,305)	(63,374)
Accumulated other comprehensive loss	(680)	(379)
Total shareholders’ equity	50,596	39,929
TOTAL LIABILITIES AND EQUITY	$183,532	$172,479

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$5,595	$3,312	$1,960
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,807	1,853	1,568
Amortization of debt issuance costs	136	136	663
Share-based compensation	954	940	828
Deferred income taxes	(434)	(88)	(9)
Provision for inventory excess and obsolescence	881	695	(92)
Other	433	(27)	61
Change in assets and liabilities:
Receivables	(1,536)	11,639	2,423
Inventories	156	1,713	(1,977)
Accounts payable	5,156	3,565	(6,223)
Accrued employee compensation	2,915	1,851	(1,394)
Other assets and liabilities	322	636	(9,609)
Net cash provided by (used in) operating activities	16,385	26,225	(11,801)
Cash flows from investing activities:
Purchase of property and equipment	(890)	(489)	(828)
Purchase of software	(485)	(279)	(157)
Cash paid for acquisition	—	—	(2,000)
Net cash used in investing activities	(1,375)	(768)	(2,985)
Cash flows from financing activities:
Repayment of term loan	(2,500)	(2,500)	(23,087)
Repayment of revolver debt	—	(10,000)	(10,000)
Payment of debt issuance costs	—	—	(128)
Payment of deferred offering costs	—	—	(3,428)
Taxes paid related to net share settlement of equity awards	(15)	(6)	(802)
Proceeds from share option exercises	163	—	—
Net cash used in financing activities	(2,352)	(12,506)	(37,445)
Effect of exchange rate on cash	18	—	(65)
Net increase (decrease) in cash	12,676	12,951	(52,296)
Cash, beginning of period	37,444	24,493	71,246
Cash, end of period	$50,120	$37,444	$18,950

Supplemental disclosure of cash flow information:
Income taxes paid	$1,205	$272	$1,076
Interest paid	$925	$1,096	$1,371
Significant non-cash activities:
Deferred offering costs included in accrued liabilities	$—	$—	$179

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Point-to-Multi-Point	$43,342	$40,564	$38,856
Point-to-Point	17,967	12,602	15,976
Wi-Fi	9,949	7,640	10,141
Other	1,713	1,448	730
Total Revenues	$72,971	$62,254	$65,703

REVENUES BY REGION
	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
North America	$38,656	$32,454	$29,032
Europe, Middle East and Africa	20,250	20,424	21,749
Caribbean and Latin America	9,138	4,653	8,008
Asia Pacific	4,927	4,723	6,914
Total Revenues	$72,971	$62,254	$65,703

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  These non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Nonrecurring legal expenses, (v) share-based compensation expense, (vi) one-time acquisition costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income	$5,595	$3,312	$1,960
Interest expense, net	1,259	1,525	2,105
Provision (benefit) for income taxes	144	(2)	3
Depreciation and amortization	1,807	1,853	1,568
EBITDA	8,805	6,688	5,636
Share-based compensation	954	940	966
Nonrecurring legal expenses	1,625	—	—
Xirrus one-time acquisition charges	—	30	168
Restructuring expense	19	9	—
Adjusted EBITDA	$11,403	$7,667	$6,770
Adjusted EBITDA Margin	15.6%	12.3%	10.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
GAAP gross profit	$36,069	$30,472	$31,832
Share-based compensation expense	16	18	14
Amortization of capitalized software costs	163	153	119
Restructuring expense	—	—	—
Non-GAAP gross profit	$36,248	$30,643	$31,965
Non-GAAP gross margin	49.7%	49.2%	48.7%

GAAP research and development expense	$10,213	$9,299	$9,895
Share-based compensation expense	396	422	337
Restructuring expense	19	(5)	—
Non-GAAP research and development expense	$9,798	$8,882	$9,558

GAAP sales and marketing expense	$8,293	$8,035	$10,363
Share-based compensation expense	251	243	374
Restructuring expense	—	(9)	—
Non-GAAP sales and marketing expense	$8,042	$7,801	$9,989

GAAP general and administrative expense	$8,604	$6,625	$5,996
Share-based compensation expense	291	257	241
Nonrecurring legal expenses	1,625	—	—
Xirrus one-time acquisition charges	—	30	168
Restructuring expense	—	23	—
Non-GAAP general and administrative expense	$6,688	$6,315	$5,587

GAAP depreciation and amortization	$1,643	$1,700	$1,449
Amortization of acquired intangibles	551	551	424
Non-GAAP depreciation and amortization	$1,092	$1,149	$1,025

GAAP operating income	$7,316	$4,813	$4,129
Share-based compensation expense	954	940	966
Nonrecurring legal expenses	1,625	—	—
Amortization of capitalized software costs	163	153	119
Amortization of acquired intangibles	551	551	424
Xirrus one-time acquisition charges	—	30	168
Restructuring expense	19	9	—
Non-GAAP operating income	$10,628	$6,496	$5,806

GAAP pre-tax income	$5,739	$3,310	$1,963
Share-based compensation expense	954	940	966
Nonrecurring legal expenses	1,625	—	—
Amortization of capitalized software costs	163	153	119
Amortization of acquired intangibles	551	551	424
Xirrus one-time acquisition charges	—	30	168
Write-down of debt issuance costs upon prepayment of debt	—	—	527
Restructuring expense	19	9	—
Non-GAAP pre-tax income	$9,051	$4,993	$4,167

GAAP provision (benefit) for income taxes	$144	$(2)	$3
Valuation allowance impacts	(470)	(404)	—
Tax effect of share-based compensation expense, nonrecurring legal expenses, amortization of acquired intangibles, Xirrus one-time acquisition, restructuring expense using non-GAAP ETR	(662)	(337)	(531)
All other discrete items	—	—	85
Non-GAAP provision for income taxes	$1,276	$739	$449
Non-GAAP ETR	14.1%	14.8%	10.8%

GAAP net income	$5,595	$3,312	$1,960
Share-based compensation expense	954	940	966
Nonrecurring legal expenses	1,625	—	—
Amortization of capitalized software costs	163	153	119
Amortization of acquired intangibles	551	551	424
Xirrus one-time acquisition charges	—	30	168
Write-down of debt issuance costs upon prepayment of debt	—	—	527
Restructuring expense	19	9	—
Non-GAAP adjustments to tax	(470)	(404)	85

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Tax effect of share-based compensation expense, nonrecurring legal expenses, amortization of acquired intangibles, Xirrus one-time acquisition charges, restructuring expense using non-GAAP ETR	(662)	(337)	(531)
Non-GAAP net income	$7,775	$4,254	$3,718

Non-GAAP fully weighted basic shares	25,701	25,684	25,634
Non-GAAP fully weighted diluted shares	26,356	25,791	25,634

Non-GAAP net income per Non-GAAP basic share	$0.30	$0.17	$0.15
Non-GAAP net income per Non-GAAP diluted share	$0.29	$0.16	$0.15

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Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com